Offer To Purchase For Cash
All Outstanding Shares of Common Stock
(Including the Associated Rights to Purchase
Series A Junior Participating Preferred Stock)
of
 KOSAN BIOSCIENCES INCORPORATED
at
 $5.50 NET PER SHARE
Pursuant to the Offer to Purchase dated May 29, 2008
by
 KB ACQUISITION CORP.
a wholly-owned subsidiary of
 BRISTOL-MYERS SQUIBB COMPANY

          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON WEDNESDAY, JUNE 25, 2008, UNLESS THE OFFER IS EXTENDED.

May 29, 2008

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 29, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer") by KB Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Bristol-Myers Squibb Company ("Parent"), a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share, including all rights to purchase Series A Junior Participating Preferred Stock (the "Shares"), of Kosan Biosciences Incorporated, a Delaware corporation, at a purchase price of $5.50 per Share, net to the seller in cash, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

  1.
  The offer price for the Offer is $5.50 per Share, net to you in cash.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, June 25, 2008, unless the Offer is extended by the Purchaser.

  4.
  The Offer is subject to certain conditions described in Section 16 of the Offer to Purchase, including, among other things, the condition that the number of outstanding Shares which have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to any Shares already owned by Parent or any of its controlled subsidiaries, if any, represent at least a majority of the outstanding Shares (determined on a fully diluted basis on the date of determination).

  5.
  Tendering stockholders who are registered stockholders or who tender their Shares directly to Mellon Investor Services LLC, the Depositary for the Offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser's purchase of Shares pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Rights to Purchase Series A
Junior Participating Preferred Stock)
of
 KOSAN BIOSCIENCES INCORPORATED
at
 $5.50 NET PER SHARE
Pursuant to the Offer to Purchase
dated May 29, 2008
by

KB ACQUISITION CORP.
a wholly-owned subsidiary of
 BRISTOL-MYERS SQUIBB COMPANY

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 29, 2008, and the related Letter of Transmittal, in connection with the offer (the "Offer") by KB Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share, including all rights to purchase Senior A Junior Participating Preferred Stock (the "Shares"), of Kosan Biosciences Incorporated, a Delaware corporation, at a purchase price of $5.50 per Share, net to the seller in cash, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:                                    , 2008

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